Exhibit 10.2

MUTUAL ARBITRATION AGREEMENT

To the fullest extent permitted by applicable law, you and Contineum Therapeutics, Inc., including its current or former parent, affiliate, subsidiary, successor, or predecessor, (the “Company”) (individually, “Party,” or collectively, “Parties”) enter into this Mutual Arbitration Agreement (the “Agreement”) and agree to arbitrate any and all disputes, demands, claims, or controversies (collectively, “Claim” or “Claims”) relating to, arising from or regarding your employment or relationship with the Company, including Claims by the Company, Claims against the Company, and Claims against the Company’s respective officers, directors, members, agents, or employees. This Agreement will preclude the Parties from bringing any class, collective, coordinated, consolidated, and/or representative action against each other.

(1) Agreement to Binding Arbitration Between You and the Company.

(a) Covered Disputes: Except as expressly provided below in Paragraph 2, the Parties agree that any Claim in any way arising out of or relating to your employment or relationship with the Company, including its respective officers, directors, members, agents, or employees, will be resolved by binding individual arbitration between the Parties, and not in a court of law. This Agreement survives after your relationship with the Company ends.

(b) Class Action Waiver: The Parties acknowledge and agree that any and all Claims between the Parties shall be resolved in only individual arbitration, and not on a class, collective, or representative basis on behalf of other employees to the fullest extent permitted by applicable law (“Class Waiver”). Any claim that all or part of the Class Waiver is invalid, unenforceable, unconscionable, void or voidable may be determined only by a court. In no case may class, collective, or representative claims proceed in arbitration on behalf of other employees. Notwithstanding anything else in this Agreement, this Class Waiver does not prevent the Parties from participating in a class, collective, and/or representative settlement of claims. The Parties further agree that if for any reason a Claim does not proceed in arbitration, this Class Waiver shall remain in effect, and a court may not preside over any action joining, coordinating, or consolidating the Claims of multiple individuals against the Company in a single proceeding, except that this Class Waiver shall not prevent you or the Company from participating in a classwide, collective, and/or representative settlement of Claims. If there is a final judicial determination that any portion of this Class Waiver is unenforceable or unlawful for any reason, (i) any class, collective, coordinated, consolidated, and/or representative claims subject to the unenforceable or unlawful portion(s) shall proceed in a court of competent jurisdiction; (ii) the portion of the Class Waiver that is enforceable shall be enforced in arbitration; (iii) the unenforceable or unlawful portion(s) shall be severed from this Agreement; and (iv) severance of the unenforceable or unlawful portion(s) shall have no impact whatsoever on the enforceability, applicability, or validity of this Agreement or the arbitrability of any remaining Claims asserted by you or the Company.

(c) Delegation Clause: Only an arbitrator, and not any federal, state, or local court or agency, shall have exclusive authority to resolve any dispute arising out of or relating to the interpretation, applicability, enforceability, or formation of this Agreement, including without limitation any Claim that all or any part of this Agreement is void or voidable. An arbitrator shall also have exclusive authority to resolve all threshold arbitrability issues. However, only a court of competent jurisdiction, and not an arbitrator, shall have the exclusive authority to resolve any and all disputes arising out of or relating to Paragraphs 1(b) (Class Action Waiver) and 1(e) (individual claims under the Private Attorneys General Act), as applicable, of this Agreement, and the applicability of the Ending Forced Arbitration of Sexual Assault and Sexual Harassment Act of 2021.

(d) Application to Third Parties: This Agreement shall be binding upon, and shall include any Claims brought by or against any third parties, including but not limited to your spouses, heirs, third-party beneficiaries and assigns, and/or any current or former parent, affiliate, subsidiary, successor, or predecessor of the Company, including their respective officers, directors, agents, members or employees, where their underlying Claims arise out of or relate to your employment or relationship with the Company.

(e) If you are in California: Individual PAGA Claims: Consistent with Viking River Cruises, Inc. v. Moriana, the Parties agree that any individual Claim under California’s Private Attorneys General Act (Cal. Labor Code § 2698 et seq.) in any way arising out of or relating to your employment or relationship with the Company, including its respective officers, directors, members, agents, or employees, will be resolved by binding individual arbitration between the Parties, and not in a court of law. Nothing in this Agreement precludes you from bringing a representative claim under PAGA.

(2) Exceptions to Arbitration.

Notwithstanding the foregoing, this Agreement shall not require arbitration of the following Claims: (i) individual Claims brought in small claims court so long as the matter remains in such court and advances only on an individual basis; (ii) individual Claims of sexual assault or sexual harassment occurring in connection with your relationship or employment with the Company; and/or (iii) injunctive or other equitable relief in a court of competent jurisdiction to prevent (x) the actual or threatened breach of a Party’s confidentiality, copyrights, trademarks, trade secrets, patents, other intellectual property rights, non-competition, and non-solicitation obligations or (y) irreparable harm pending conclusion of any such arbitration, including, without limitation injunctive relief, in any court of competent jurisdiction pursuant to California Code of Civil Procedure § 1281.8 or any similar statute of an applicable jurisdiction.

This Agreement does not restrict or preclude you from communicating with, filing an administrative charge or Claim with, or providing testimony to any governmental entity about any actual or potential violation of law or obtaining relief through a government agency process, including but not limited to: (a) claims for workers’ compensation, state disability insurance or unemployment insurance; (b) claims for unpaid wages or waiting time penalties brought before the California Division of Labor Standards Enforcement (provided that any appeal from an award or from denial of an award of wages and/or waiting time penalties shall be arbitrated pursuant to the terms of this paragraph; and (c) claims for administrative relief from the United States Equal Employment Opportunity Commission and/or the California Department of Fair Employment and Housing (or any similar agency in any applicable jurisdiction other than California); provided, that, except as otherwise provided by law, you will not be entitled to obtain any monetary relief through such agencies other than workers’ compensation benefits or unemployment insurance benefits.

The Parties’ agreement not to require arbitration in these limited instances does not waive the enforceability of this Agreement as to any other provision (including, but not limited to, the waivers provided for in Paragraph 1(c), which will continue to apply in court as well as in arbitration), or the enforceability of this Agreement as to any other Claim.

(3) Rules and Governing Law.

The Parties agree that the arbitration shall be conducted by a single neutral arbitrator through JAMS in accordance with JAMS Employment Arbitration Rules and Procedures (available at www.jamsadr.com/rules-employment-arbitration or contact the Company’s Corporate Secretary for a copy). To initiate an arbitration, you or the Company must submit a demand for arbitration to JAMS. Unless you and the Company otherwise agree, the arbitration will be conducted in the county in which you reside. Except as to the Class Waiver, the arbitrator shall determine arbitrability, including disputes about the formation, scope, applicability, enforceability or validity of the Agreement. However, only a court of competent jurisdiction, and not an arbitrator, shall have the exclusive authority to resolve any and all disputes arising out of or relating to the Class Waiver, including, but not limited to, any Claim that all or part of the Class Waiver is unenforceable, unconscionable, illegal, void, or voidable. The arbitrator shall apply the applicable substantive law in deciding the Claims at issue. Claims will be governed by their applicable statute of limitations and failure to demand arbitration within the prescribed time period shall bar the Claims as provided by law. The Parties understand and agree that the decision or award of the arbitrator shall be final and binding upon the Parties.

The Parties understand and agree that the arbitration of Claims subject to this Agreement shall be instead of a trial before a court or jury. The Parties further understand and agree that, by entering into this Agreement, they are expressly waiving any and all rights to a trial before a court or jury regarding any Claims that they now have or which they may have in the future that are subject to arbitration under this Agreement.

This Agreement’s enforceability and interpretation is governed by the Federal Arbitration Act (“FAA”). It is the intent of the Parties to be bound by the provisions of the FAA for all purposes, including, but not limited to, interpretation, implementation, enforcement, and administration of this Agreement, and that the FAA and the applicable arbitration provider’s rules shall preempt all state laws to the fullest extent permitted by law.

Notwithstanding the preceding paragraph of this Agreement, any Claim arising out of or relating to your employment or relationship with the Company, whether before or after the date you agreed to this Agreement, shall be governed by and construed in accordance with laws of the state in which you reside when you accept the terms in this Agreement.

(4) Fees.

The Company will pay all costs unique to arbitration, including any filing, administrative, and arbitrator fees. Unless otherwise ordered by the arbitrator under applicable law, the Company and you shall each bear its or your own expenses, such as attorneys’ fees, costs and disbursements. Nothing herein shall prevent the Company or you from seeking a statutory award of reasonable attorneys’ fees and costs. The arbitrator may award reasonable fees and costs or any portion thereof to the prevailing party to the same extent a court would be entitled to do so, in accordance with applicable law.

(5) Severability and Survival.

If any portion of this Agreement is found to be unenforceable or unlawful for any reason, (i) the unenforceable or unlawful provision shall be severed from the other provisions and the remainder of the Agreement shall be given full force and effect; (ii) severance of the unenforceable or unlawful provision shall have no impact whatsoever on the remainder of this Agreement or the Parties’ ability to compel arbitration of any remaining Claims on an individual basis pursuant to this Agreement; and (iii) to the extent that any Claims must therefore proceed on a class, collective, consolidated, or representative basis, such Claims must be litigated in a civil court of competent jurisdiction and not in arbitration, and the Parties agree that litigation of those Claims shall be stayed pending the outcome of any individual Claims. The provisions of this Agreement shall survive any termination of your employment or relationship with the Company.

(6) Sole and Entire Agreement.

This Agreement expresses the entire agreement of the parties regarding the subject matter herein and shall supersede any and all other agreements, oral or written, concerning arbitration. The terms of this Agreement can be modified only by a written document signed by an authorized Company representative and you. This Agreement is not, and shall not be construed to create, any contract of employment, express or implied.

The Parties have carefully read this Agreement and understand its legal and binding effect. The Parties are acting voluntarily, deliberately, and of their own free will in signing this Agreement.

READ, UNDERSTOOD, AGREED:

By: __________________________________

Name: ________________________________

_____________________________________

Date

CONTINEUM THERAPEUTICS, INC.

By: __________________________________

Name:________________________________

Title: _________________________________

_____________________________________

Date